United States
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2009

NORTH VALLEY BANCORP
(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-10652	94-2751350

(Commission File Number)	(IRS Employer Identification No.)

300 Park Marina Circle, Redding, CA 96001

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (530) 226-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.   Termination of a Material Definitive Agreement

        The Registrant (North Valley Bancorp) will not extend the five year lease for its branch office in Fairfield, California, due to expire in February 2010, or the two year lease for its loan production office in Vacaville, California, due to expire in May 2010. Both offices will be closed before the end of 2009. The information set forth under Item 8.01 is incorporated by reference into this Item 1.02.

Item 8.01.   Other Events

        The Registrant is a bank holding company headquartered in Redding, California, and its subsidiary, North Valley Bank, operates 26 commercial banking offices in Shasta, Humboldt, Del Norte, Mendocino, Yolo, Solano, Sonoma, Placer and Trinity Counties in Northern California, including two in-store supermarket branches and seven Business Banking Centers and a loan production office in Vacaville, California. In order to reduce expenses and achieve greater operational efficiencies, the Bank has given notice of its intention to close its branch office located in Fairfield, California, and its loan production office located in Vacaville, California. Both offices are in Solano County. The banking operations and most of the personnel will be absorbed into other offices.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH VALLEY BANCORP

Dated: August 26, 2009	By:	/s/ Kevin R. Watson

Kevin R. Watson
Executive Vice President
Chief Financial Officer